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                                                                    Exhibit 5.1

                        PIPER MARBURY RUDNICK & WOLFE LLP
                                Attorneys at Law
                          1200 Nineteenth Street, N.W.
                              Washington, DC 20036
                                  202-861-3900
                                Fax 202-223-2085

                                February 8, 2002


Sedona Corporation
455 South Gulph Road Suite 300
King of Prussia, PA 19406

Gentlemen:

         We are acting as counsel to Sedona Corporation, a Pennsylvania corporation (the "Company"), in connection with the registration of 10,690,514 shares (the "Shares") of the Company's common stock, par value $0.001 per share, pursuant to a Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended. Such Shares will be sold from time to time by the shareholders named in the Registration Statement (the "Selling Shareholders").

         We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

         In examining the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents. As to various questions of fact material to such opinion, we have relied, to the extent we deemed appropriate, upon representations, statements and certificates of officers and representatives of the Company and others.

         Based on the foregoing, we are of the opinion that the Shares have been duly authorized and are, or upon issuance in accordance with the terms set forth in the relevant agreements and as described in the prospectus included in the Registration Statement, will be, validly issued, fully paid and non-assessable.

         We hereby consent to the use of our name under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement and consent to the filing of this opinion as an exhibit to the Registration Statement.

                                          Very truly yours,

                                          /s/ Piper Marbury Rudnick & Wolfe LLP